UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “BPLLC Letter Agreement”) with Bevilacqua PLLC, the Company’s outside securities counsel (“BPLLC”). The BPLLC Letter Agreement amended and supplemented the engagement agreement, dated July 20, 2022, as previously amended by a supplement, dated February 17, 2023, between BPLLC and the Company. Under the BPLLC Letter Agreement, the Company agreed that the Company was obligated to pay BPLLC $684,350.98 for services rendered to the Company through June 30, 2024 by BPLLC (the “Outstanding Fees”). The BPLLC Letter Agreement provided that BPLLC agreed to defer payment of the Outstanding Fees until the earlier of either the closing of the Company’s next financing transaction or a business combination. The BPLLC Letter Agreement provides that if a financing transaction results in proceeds of less than $2,000,000, the Company will pay BPLLC 20% of the net proceeds from such financing against the Outstanding Fees. If a financing transaction results in proceeds of more than $2,000,000, the Company will pay BPLLC the amount of the Outstanding Fees.

In addition, pursuant to the BPLLC Letter Agreement, in consideration for the deferring of the Outstanding Fees, the Company issued BPLLC a pre-funded warrant to purchase 2,500,000 shares of the Company’s common stock (the “BPLLC Warrant”). The BPLLC Warrant has an exercise price of $0.01 per share and provides for piggyback registration rights with respect to the shares of common stock issuable upon exercise of the BPLLC Warrant. The BPLLC Warrant is subject to a limitation on beneficial ownership to 4.99% of the common stock that would be outstanding immediately after exercise. Any change in this beneficial ownership limitation will not be effective until the 61st day after such change is agreed to. The BPLLC Warrant will become exercisable on the date that the NYSE American LLC (the “NYSE American”) authorizes the issuance of shares pursuant to exercise of the BPLLC Warrant with respect to the number of shares authorized for such issuance, or the date that the Company is no longer listed on the NYSE American.

The BPLLC Warrant and the BPLLC Letter Agreement are filed as Exhibit 4.1 and Exhibit 10.1 to this report, respectively, and the description above is qualified in its entirety by reference to the full text of such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The BPLLC Warrant was issued and sold to BPLLC, and the shares of common stock that may be issued by the Company to the holder of this security is being offered and sold, by the Company in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Pre-Funded Common Stock Purchase Warrant issued on July 15, 2024 by Signing Day Sports, Inc. to Bevilacqua PLLC
10.1	Letter Agreement, dated as of July 15, 2024, between Bevilacqua PLLC and Signing Day Sports, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer

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